As of 9/1/00                                                          Exhibit C

                               KEYSPAN CORPORATION
                             FINANCING ARRANGEMENTS

Debt Obligations

                    Promissory Notes                                                                       Principal
     Held by Long Island Lighting Company d/b/a LIPA                 Interest               Maturity          Amount
Obligors: KeySpan Corporation and certain subsidiaries (1), (2)        Rate                   Date             ($000)
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
                        Debenture                                     8.20%                 03/15/23         270,000
                   PCRBs Series 1985 A                                5.15%                 03/01/16          58,022
                   PCRBs Series 1985 B                                5.15%                 03/01/16          50,000
                   EFRBs Series 1989 B                                7.15%                 09/01/19          35,030
                   EFRBs Series 1990 A                                7.15%                 06/01/20          73,900
                   EFRBs Series 1991 A                                7.15%                 12/01/20          26,560
                   EFRBs Series 1992 B                                7.15%                 02/01/22          13,455
                   EFRBs Series 1992 D                                6.90%                 08/01/22          28,060
                   EFRBs Series 1993 B                                5.30%                 11/01/23          29,600
                   EFRBs Series 1994 A                                5.30%                 10/01/24           2,600
                   EFRBs Series 1995 A                                5.30%                 08/01/25          15,200
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                 Total Promissory Notes                                                                      602,427
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Preferred Stock
                        Series A                                      6.00%                                    9,323
                        Series B                                      7.07%                                   55,300
                        Series C                                      7.17%                                   19,700
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                  Total Preferred Stock                                                                       84,323
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

Credit Facilities
                                                                                             Amount                         Credit
                                                                                           Outstanding                    Facility
                                                                                           Issue Date                        ($000)
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Commercial Paper Program (3)                                       6.7622% (4)               9/1/00          378,650       700,000
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                          Total                                                                              378,650       700,000
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

Notes
(1) Each of the following entities are joint and serverably liable under each promissory note: KeySpan Gas East Corporation (d/b/a KeySpan Energy Delivery Long Island), KeySpan Energy Trading Services, LLC, KeySpan Generation, LLC, KeySpan Corporate Services, LLC, KeySpan Utility Services, LLC and KeySpan Electric Services, LLC.
(2) Under certain circumstances, KeySpan may be required to obtain letters of credit to support the parent obligations under the promissory notes. Accordingly, KeySpan requests that the approval of existing debt requested herein include approval to obtain any such required letters of credit.
(3) Commercial Paper program is supported by a revolving line of credit agreement, which is dated as of November 8, 1999, among the Company, as Borrower, and the Several Lenders, Citibank, N.A., as Syndication Agent, European American Bank, as Documentation Agent and The Chase Manhattan Bank, as Administrative Agent. The credit agreement has a one year term with a one year renewal option.
(4) Weighted average interest rate.

As of 9/1/00                                                          Exhibit C

                               KEYSPAN CORPORATION
                             FINANCING ARRANGEMENTS

Guarantees for Subsidiaries
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                         Company                                   Description               Amount      Issue Date      Terms
                                                                                             ($000)
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
KeySpan Energy Delivery Long Island
                                                          Supports Medium Term Notes            600,000       2/1/00        2/1/10
                                                          issuance of $400MM
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KeySpan Corporate Services, LLC
                                                          Supports motor vehicle leases with     10,000     03/05/99      12/31/04
                                                          PHH Vehicle Management Services Corp.
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KeySpan Energy Development Corporation                    Supports revolving credit agreement
                                                          with Royal Bank of Canada of          135,000     07/29/99     Revolving
                                                          $200MM Canadian
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KeySpan Energy Solutions, LLC                             Supports motor vehicle leases           1,900     03/05/99      12/31/04
                                                          with PHH Vehicle Management
                                                          Services Corp.
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KeySpan Energy Services, Inc
Supply Purchased
Various Gas Suppliers (5)                                 Supports gas purchases                 20,000      To be          To be
Enron North America                                                                                        determined     determined
Sempra Energy Trading
Amoco Energy Trading

Hedge Accounts
ABN AMRO                                                  Supports hedge accounts for             5,000     11/06/98     Written
Paribas                                                                                           5,000     10/02/98     notice
First Chicago                                                                                     2,500     10/02/98     required
PSE&G                                                                                             1,000     10/16/98     for
                                                                                                                         termination
Gas Transportation & Storage
Tennessee                                                 Supports contracts for the                500     05/20/99      05/31/01
Sonat                                                     transportation and storage of gas         320     05/20/99      12/31/02

Commercial & Retail Access
Enermetrix.com (6)                                        Supports  a contract to participate     1,500      To be          To be
                                                          in an on-line energy exchange of                  determined    determined
                                                          commercial and retail load

                                                          Sub Total KeySpan Energy Services      35,820
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GEI Development Corp.
NJR Energy Services Company                               Supports gas services agreement         3,290     05/06/99      12/31/04
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KeySpan Ravenswood Inc.
 New York Independent Systems Operator                    Electricity purchases and/or            1,000     08/02/99      03/01/01
                                                          transmission services

Guarantee of Master Lease Agreement                       Support for synthetic lease           425,000     06/18/99      06/18/04
                                                          agreement
Margin Accounts
Various Gas & Oil Suppliers                               Fuel Purchases for the                 40,000     01/11/00      10/12/02
Enron North America                                       Ravenswood Plant
Petrocom Energy
Trans Canada Gas Service
Koch Energy Trading
Aquila Energy Marketing
Southern Company
Amoco Energy Trading
Cook Inlet Energy Company
Coral Energy Resources
Dynegy Marketing and Trade
Noble Gas Marketing
Sempra Energy Trading
Consolidated Edison Energy
                                                          Sub Total KeySpan Ravenswood Inc.     466,000
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Northeast Gas Markets, LLC                                Exchange of gas in the spot market      6,000     12/20/99      10/31/02
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Guarantees for Non-Affiliates
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Hawkeye Construction (7)                                  Support for Chase Line of Credit       12,000     01/06/00      10/25/04
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Hawkeye Construction, LLC                                 General credit support                 13,000     10/25/99      10/25/04
 (f/n/a KeySpan Construction) (8)
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                    Total Guarantees                                                          1,283,010
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

Notes
(5) This guarantee replaces existing guarantees for each supplier totaling $20MM. The Board of Directors granted approval on 7/26/00 for the replacement guarantee to be issued.
(6) The Board of Directors granted approval on 7/26/00 for this guarantee to be issued.
(7) Currently Hawkeye Construction has utilized $5MM of their $12MM guarantee.
(8) KeySpan has divested its interest in this entity. KeySpan has a continuing contractual obligation to provide guarantees in an amount not to exceed $13MM at any one time. Currently, there is no amount outstanding.

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